UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  November 23, 2015
(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
121 Alhambra Plaza, Suite 1601
Coral Gables, Florida 33134
(Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (305) 670-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On November 23, 2015, Capital Bank Financial Corp. (“Capital Bank”) issued a press release announcing the signing of a definitive agreement providing for Capital Bank to acquire CommunityOne Bancorp (“CommunityOne”) for consideration consisting of Capital Bank stock and cash. A copy of the press release issued by Capital Bank announcing the transaction is attached hereto as Exhibit 99.1.

In addition, Capital Bank intends to provide supplemental information regarding the proposed transaction in connection with presentations to analysts and investors. A copy of the slides that will be made available in connection with the presentations is attached hereto as Exhibit 99.2.

Forward-Looking Statements

The information presented above may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of Capital Bank or CommunityOne.  Forward-looking statements can be identified by the use of the words “anticipate,” “expect,” “intend,” “estimate,” “target” and words of similar import.  Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control.  It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated Capital Bank’s or CommunityOne’s respective businesses, customer borrowing, repayment, investment and deposit practices, and general economic conditions, either nationally or in the market areas in which Capital Bank or CommunityOne operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks and important factors that could affect Capital Bank’s or CommunityOne’s future results are identified in their Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the SEC.  Forward-looking statements are made only as of the date of this presentation, and neither Capital Bank nor CommunityOne undertakes any obligation to update any forward-looking statements contained in this presentation to reflect events or conditions after the date hereof.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Capital Bank or CommunityOne. Capital Bank intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of Capital Bank and CommunityOne and a prospectus of Capital Bank, and each party will file other documents regarding the proposed transaction with the SEC. A definitive joint proxy statement/prospectus will also be sent to the CommunityOne’s stockholders seeking any required stockholder approvals. Before making any voting or investment decision, investors and security holders of Capital Bank and CommunityOne are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Capital Bank and CommunityOne with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Capital Bank may be obtained free of charge at Capital Bank’s website at http://investor.capitalbank-us.com/ and the documents filed by CommunityOne may be obtained free of charge at CommunityOne’s website at http://ir.community1.com/. Alternatively, these documents, when available, can be obtained free of charge from Capital Bank upon written request to Capital Bank Financial Corp., Attention: Secretary, 121 Alhambra Plaza, Suite 1601, Coral Gables, Florida 33134 or from CommunityOne upon written request to CommunityOne Bancorp, Attention: Secretary, 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28203.

Capital Bank, CommunityOne, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from Capital Bank’s and CommunityOne’s stockholders in favor of the approval of the merger. Information about the directors and executive officers of Capital Bank and their ownership of Capital Bank common stock is set forth in the proxy statement for Capital Bank’s 2015 annual meeting of stockholders, as previously filed with the SEC on April 30, 2015. Information about the directors and executive officers of CommunityOne and their ownership of CommunityOne common stock is set forth in the proxy statement for CommunityOne’s 2015 annual meeting of stockholders, as previously filed with the SEC on April 7, 2015. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus when they become available.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

The following Exhibits are attached as part of this report:

99.1	Press Release, dated November 23, 2015

99.2	Investor Presentation, dated November 23, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)
Date:	November 23, 2015	By: /s/ Christopher G. Marshall
Christopher G. Marshall Chief Financial Officer

EXHIBIT INDEX

99.1        Press Release, dated November 23, 2015
99.2        Investor Presentation, dated November 23, 2015